UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 15, 2025, LQR House Inc., a Nevada corporation (the “Company”), became aware that the Company and its entire board of directors have been named as defendants, along with over one dozen other defendants, which alleges, among other things, breach of fiduciary duties, violations of the Nevada Revised Statutes 78.650, 78.630, 207.400 90.570 and 32.010, alter ego liability, civil conspiracy (the “Complaint”). The Complaint seeks, among other things, a declaratory judgment, a temporary restraining order and preliminary injunction freezing the Company’s assets, the assets of the Company’s Chief Executive Officer, Sean Dollinger, the assets of any of the other defendants controlled by Sean Dollinger and others, injunctive relief to prevent any further material corporate decisions by the Company, the court restrain the Company, its directors, officers and stockholders from making any significant changes to the Company’s governance or capital structures to further entrench the Company’s Chief Executive Officer a receiver be appointed over the Company and undisclosed monetary damages. The Complaint was filed by Kingbird Ventures, LLC, on July 11, 2025, before the Eighth Judicial District Court in Clark County, Nevada. The Company has not yet been served with the Complaint or any other papers related thereto. The Company has no indication in its books and records of Kingbird Ventures LLC and has no information as to its identity or that it is even a shareholder. The Company intends on vigorously defending the litigation as, on its face, there are a myriad of facts upon which the plaintiff relies that are inherently false. However, no assurances can be made as to any outcome of this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: July 16, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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